Exhibit 10.35

LETTER AGREEMENT

This Letter Agreement (the “Agreement”) is made and entered into on August 15, 2025 (the “Execution Date”), by and among Kodiak Robotics, Inc., a Delaware corporation (“Kodiak”), Ares Acquisition Corporation II, a Cayman Islands exempted company (“AACT”), Ares Acquisition Holdings II LP, a Cayman Islands exempted limited partnership (“Sponsor”), and AAC II Co-Invest LP, a Delaware limited partnership (the “Investor”). Kodiak, AACT, Sponsor and Investor may be referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Business Combination Agreement.

WHEREAS, in conjunction with the consummation of the transactions contemplated by the Business Combination Agreement dated as of April 14, 2025 by and among Kodiak, AACT, and a wholly-owned Delaware corporation subsidiary of AACT (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), AACT will, among other things, domesticate as a corporation under the laws of the State of Delaware. AACT will also adopt the Purchaser Bylaws upon Domestication, which includes certain lockup provisions in respect of, among others, the Domesticated Purchaser Common Stock issuable as consideration in connection with the Transactions set forth in Section 6.8 of such Bylaws upon Domestication (such restrictions on transfers, the “Lockup”).

WHEREAS, the Investor and certain other investors have provided, and may provide in the future, financing to Kodiak prior to the consummation of the Transactions in the form of convertible loans (the “Second Lien Loans”) under the Second Lien Loan and Security Agreement, dated as of April 14, 2025 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Second Lien Loan and Security Agreement”)), which, when converted into Company Common Stock and then into Domesticated Purchaser Common Stock in connection with the Closing (such shares of Domesticated Purchaser Common Stock to be received by the Investor, the “Investor Shares”), will be subject to the Lockup.

WHEREAS, the Parties desire for AACT to waive the Lockup in respect of the Domesticated Purchaser Common Stock issuable in respect of the Second Lien Loans (whether at or in connection with the Closing or as Earnout Stock thereafter in accordance with the Business Combination Agreement) other than the Domesticated Purchaser Common Stock issuable in connection with the Closing or as Earnout Stock in respect of: (i) the Second Lien Loans issued on April 14, 2025 to affiliates of the Sponsor (such shares, the “Sponsor 2L Shares”); or (ii) the Second Lien Loan issued on or about August 15, 2025 to an investment vehicle controlled by a person expected to serve as a director of the Surviving Company (such shares, together with the Sponsor 2L Shares, the “Excluded 2L Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Lockup Release. Effective upon the Closing, AACT shall waive the Lockup for all Domesticated Purchaser Common Stock issuable in respect the Second Lien Loans (including the Investor Shares), other than the Excluded 2L Shares.

2. Additional Releases. The Parties agree and acknowledge that Kodiak’s and Sponsor’s consent will be required to effect any additional waivers of the Lockup on the Closing Date.

3. Registration Rights.

3.1

On or prior to the Closing Date, and in no event later than 30 calendar days after the Closing Date (such deadline, the “Filing Deadline”), AACT will endeavor to file with the SEC (at its sole cost and expense) a registration statement registering the resale or distribution of the Shares (the “Registration Statement”). AACT shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies AACT that it will “review” the Registration Statement) and (ii) five (5) business days after AACT is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effective Date”). AACT may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after AACT becomes eligible to use such Form S-3. AACT will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement. Notwithstanding the foregoing, if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either: (i) have the opportunity to cause AACT to withdraw from the Registration Statement upon its prompt written request to AACT, in which case AACT’s obligation to register the Shares will be deemed satisfied; or (ii) be included as such in the Registration Statement. AACT’s obligations to include the Shares for resale or distribution in the Registration Statement are contingent upon the Investor furnishing in writing to AACT such information regarding the Investor, the securities of AACT held by the Investor and the intended method of disposition of such Shares, as shall be reasonably requested by AACT to effect the registration of such Shares. For the avoidance of doubt, such disposition of shares shall not include an underwritten public offering. Investor shall also execute documents in connection with such registration as AACT may reasonably request that are customary of a selling stockholder in similar situations. Notwithstanding anything to the contrary in this Agreement, in connection with the obligations of AACT under this Section 3, the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. Upon notification by the SEC that any Registration Statement has been declared effective by the SEC, within one (1) business day thereafter, AACT shall file the final prospectus under Rule 424 of the Securities Act. AACT agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to remain effective until the earlier of: (i) the second anniversary of the Effective Date of the Registration Statement registering all Shares for resale by the Investor; and (ii) the date on which the Investor ceases to hold any Shares. For purposes of clarification, any failure by AACT to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effective Date shall not otherwise relieve AACT of its obligations to file or effect the Registration Statement set forth in this Section 3. Notwithstanding the foregoing, if the SEC prevents AACT from including any or all of the Shares proposed to be registered under a Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the distribution or resale of the Shares pursuant to this Section 3 by the applicable stockholders or otherwise, such Registration Statement shall register for resale the number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC. In such event, the number of Shares to be registered for each selling stockholder named in such Registration Statement shall be reduced pro rata among all such selling stockholders. In the event AACT amends the Registration Statement in accordance with the foregoing, AACT will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement, as so amended.

3.2

For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, AACT will use commercially reasonable efforts to: (1) qualify the Shares for listing on a Stock Exchange, which shall be the stock exchange on which AACT’s common stock is then listed; and (2) update or amend the Registration Statement as necessary to include the Shares. For as long as the Investor holds Shares or, if shorter, two years from the Closing Date, AACT will use commercially reasonable efforts to: (A) make and keep public information available, as those terms are understood and defined in Rule 144; (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act; and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the Investor to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor), as applicable.

3.3

AACT may suspend the use of any such Registration Statement if the board of directors of AACT determines in good faith that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act (a “Suspension Event”). Notwithstanding the foregoing, AACT shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days, not more than twice or more than a total of ninety (90) calendar days, in each case in any three hundred sixty (360) day period. In such event, AACT shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. AACT shall also use commercially reasonable efforts to cause its transfer agent to deliver unlegended shares of its common stock to a transferee of an Investor in connection with any sale of Shares where, following such sale, subsequent public distribution of such shares shall not require registration under the Securities Act.

3.4

AACT shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing the Investor’s ownership of Shares. AACT shall issue a certificate (or evidence of the issuance of such securities in book-entry form) without such restrictive legend or any other restrictive legend to the Investor, if: (i) such Shares are sold or transferred pursuant to the effective Registration Statement or pursuant to Rule 144 where, following such, subsequent public distribution of such shares shall not require registration under the Securities Act; or (ii) such Shares are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions and without the requirement for AACT to be in compliance with the current public information required under Rule 144(c)(2) (or Rule 144(i)(2), if applicable). Following Rule 144 becoming available for the resale of such Shares without volume or manner-of-sale restrictions, AACT, upon the written request of Investor and after providing AACT with all customary documentation, shall instruct AACT’s transfer agent to remove the legend from such Shares (in whatever form) and shall use commercially reasonable efforts to cause AACT’s counsel to issue any legend removal opinion required by the transfer agent.

3.5

At its expense, AACT shall use commercially reasonable efforts to advise the Investor within five (5) business days: (i) when a Registration Statement or any post-effective amendment thereto has been filed with the SEC and when such Registration Statement or post-effective amendment thereto has become effective; (ii) after it shall receive notice or obtain knowledge thereof, of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included in such Registration Statement or for additional information; (iii) after it shall have received notice or obtained knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by AACT of any notification with respect to the suspension of the qualification of the Shares included in such Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Section 3, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein do not include any untrue statements of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. AACT shall use commercially reasonable efforts to promptly provide written notice of the happening of any of the foregoing or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading. The notice sent by the AACT pursuant to the preceding sentence shall not contain any material non-public information other than the description of such event, which the parties agree may constitute material non-public information. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as AACT is permitted under this Section 3 to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, AACT shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included in such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.6

For purposes of this Section 3, as of any date of determination, “Shares” shall mean the Investor Shares and any other equity security issued or issuable with respect to the Investor Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any person or entity to which the rights under this Section 3 shall have been duly assigned.

3.7

Notwithstanding any termination of this Agreement, AACT shall indemnify, defend and hold harmless the Investor, the officers, directors, partners, members, managers, and employees of the Investor, each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, and employees of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, reasonable and documented costs (including, without limitation, reasonable and documented out-of-pocket attorneys’ fees) and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained (or incorporated by reference) in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading. The indemnity obligation set forth in this Section 3.7 shall not apply, however, to the extent that any untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Investor furnished in writing to AACT by the Investor expressly for use in any of the SEC filings referenced in this Section 3.7. The Parties acknowledge and agree, however, that the only information furnished in writing by the Investor shall of the name of such Investor, the number of Shares and the address and other information with respect to the Investor (excluding percentages), which is required to appear in the Registration Statement or any prospectus in the table (and corresponding footnotes) under the caption “Selling Securityholders,” or a similarly titled caption (such information, the “Investor Information”). AACT shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 3 of which AACT is aware. Notwithstanding the forgoing, AACT’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of AACT.

3.8

The Investor shall indemnify and hold harmless AACT, its directors, officers, partners, members, managers, stockholders, agents and employees, each person who controls AACT (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, partners, members, managers, stockholders, or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon the Investor Information. Notwithstanding the forgoing, the Investor’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Investor.

3.9

Any person or entity entitled to indemnification pursuant to this Section 3 shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification under this Section 3 to the extent such failure has not prejudiced the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Without the consent of the indemnified party, no indemnifying party shall consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include an unconditional release of the indemnified party from all liability in respect to such claim or litigation.

3.10

The indemnification provided for under this Section 3 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

3.11

If the indemnification provided under this Section 3 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to in this Section 3, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. Subject to the limitations set forth in this Section 3, the amount paid or payable by a party as a result of the Losses shall be deemed to include any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3(k) from any person or entity who was not guilty of such fraudulent misrepresentation.

3.12	AACT and Kodiak shall cause all obligations under this Section 3 to be honored by the Surviving Company, as applicable.

4. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law of any jurisdiction.

5. Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof, and supersedes any previous or contemporaneous understandings, commitments, or agreements, written or oral, regarding the subject matter hereof.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

7. Waiver; Amendment. This Agreement may not be amended, waived or modified except by an instrument in writing executed by the duly authorized representatives of the Parties.

8. Severability. In the event that any provision or portion of this Agreement or any obligation hereunder is found invalid or unenforceable pursuant to a judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to its terms.

9. Binding on Successors. This Agreement will be binding upon and inure to the benefit of each Party and its Affiliates, parent company, agents, employees, officers, directors, independent contractors, attorneys, accountants, predecessors, successors, and assigns. For the avoidance of doubt, no Affiliate, directors, officers, partners, members, managers, stockholders, agents or employees of AACT shall have any obligation or liability to reimburse, indemnify, or hold harmless any Person pursuant to the terms of this Agreement.

[Signature pages follow]

NOW THEREFORE, the Parties have caused this Agreement to be executed as of the Execution Date set forth above.

KODIAK ROBOTICS, INC.

By:	/s/ Donald Burnette
Name:	Donald Burnette
Title:	Chief Executive Officer

ARES ACQUISITION CORPORATION II

By:	/s/ Allyson Satin
Name:	Allyson Satin
Title:	Chief Operating Officer

ARES ACQUISITION HOLDINGS II LP

By:	Ares Acquisition Holdings II, its general partner

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Secretary

AAC II CO-INVEST LP

By:	AAC Capital Investors II GP, LLC, its general partner

By:	Ares Holdings L.P., its managing member

By:	Ares Holdco LLC, its general partner

By:	/s/ Matthew Jill
Name:	Matthew Jill
Title:	Authorized Signatory

[Signature Page to Letter Agreement]